UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 9, 2010

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 9, 2010, the Board of Directors of Amgen Inc. (the “Company”) approved an amendment to and restatement of the Amgen Inc. Change of Control Severance Plan, effective as of October 20, 1998, as amended and restated, effective as of December 8, 2008 (the “Plan,” and the Plan, as amended and restated in 2010, the “Amended and Restated Plan”), which provides severance benefits to certain key employees of the Company and certain of the Company’s subsidiaries in the event of their termination of employment under certain circumstances following a “Change of Control” of the Company (as defined in the Amended and Restated Plan). The Amended and Restated Plan is effective as of December 9, 2010 and aligns the Plan more closely with current governance best practices and industry trends by, among other things:

•

Reducing the multiple used to determine the lump sum cash severance payment for senior vice presidents and above from “3 times” to “2 times” a participant’s annual base salary and targeted annual bonus (determined in accordance with the Amended and Restated Plan);

•

Eliminating the excise tax reimbursement feature of the Plan (sometimes referred to as a “partial gross-up”) with the result that there are now no tax gross-ups provided under the Amended and Restated Plan;

•

Simplifying the calculation of the lump sum cash severance payment under the Plan by including in the severance formula only a participant’s targeted annual bonus for the year in which their termination occurs, instead of the higher of such targeted annual bonus or the actual average annual bonus for the three years preceding the Change of Control;

•

Removing the stock option acceleration value offset by which a participant’s lump sum cash severance payment is offset by the value of any stock option acceleration (as determined in accordance with Section 280G of the Internal Revenue Code of 1986, as amended from time to time) resulting from the Change of Control;

•

Removing the provision of in-kind health and welfare benefits under the Plan, with the exception of offering Company-paid coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended, for group health and dental care for up to 18 months; and

•

Adding a component to the Amended and Restated Plan’s retirement benefit to reflect the implementation of the Amgen Inc. Retiree Medical Savings Account Plan, Effective July 1, 2009, and modifying the method of providing the retirement benefit to a contribution to the Amgen Inc. Supplemental Retirement Plan, Amended and Restated Effective January 1, 2009, or a lump sum cash payment, in the Company’s discretion.

A copy of the Amended and Restated Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Amended and Restated Plan, effective as of December 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: December 15, 2010	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Amended and Restated Plan, effective as of December 9, 2010.

4